** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

Exhibit 10.3

Form of

TRANSITIONAL TRADEMARK LICENSE AGREEMENT

This TRANSITIONAL TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and entered into as of [•]by and between New Valley LLC, a Delaware limited liability company (“Licensor”), and New Valley Ventures LLC, a Delaware limited liability company (“Licensee” and collectively with Licensor, the “Parties”).

WHEREAS, Vector Group Ltd. (“Licensor Parent”) and Douglas Elliman Inc. (“Licensee Parent”) have entered into a Distribution Agreement, dated as of the date hereof (the “Distribution Agreement”) and certain ancillary agreements, pursuant to which Licensor Parent and Licensee Parent will separate into independent, publicly traded companies;

WHEREAS, pursuant to the Distribution Agreement, Licensor Parent intends to distribute and certain ancillary agreements, pursuant to which Licensor Parent and Licensee Parent will separate into independent, publicly traded companies;

WHEREAS, Licensor Parent will, pursuant to the Distribution Agreement, transfer certain assets to Licensee Parent and Licensor Parent will distribute the common stock of Licensee Parent to the holders of Licensor Parent common stock on a pro rata basis (including Licensor Parent common stock underlying outstanding stock option awards and restricted stock awards) (the “Distribution” and, the date of the Distribution, the “Effective Date”);

WHEREAS, in connection with the transactions contemplated under the Distribution Agreement, Licensor Parent and Licensor will transfer to Licensee and Licensee Parent certain assets relating to, and Licensee will operate, the real estate brokerage and services business previously indirectly owned by Licensor Parent and the PropTech Business (as defined below); and

WHEREAS, the PropTech Business is operated under certain Licensed Marks (as defined below) that are also used in certain separate retained businesses of Licensor Parent and its subsidiaries (including Licensor and its subsidiaries), and, in connection with the Distribution Agreement and the transactions contemplated thereunder, Licensee wishes to receive, and Licensor wishes to grant, for a limited term during which Licensee intends to rebrand PropTech Business to other marks, the exclusive right to use the Licensed Marks solely for the purpose of operating the PropTech Business, subject to and in accordance with the terms and conditions set forth under this Agreement.

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein and under the Distribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions. When used in this Agreement, the following terms have the meaning set forth below. Capitalized terms used herein that are not defined below are defined in the Distribution Agreement.

(a) “Licensed Marks” means the trademarks, logos, service marks and trade names set forth on Schedule A hereto, all rights thereto throughout arising anywhere in the world, and all goodwill symbolized by any of the foregoing.

(b) “Licensor Retained Business” means the Vector Retained Business, including, for the avoidance of doubt, any ongoing or future assessment, development or management of, or investment in, real estate properties and projects, including fundraising, sales and similar ancillary activities in connection therewith.

(c) “PropTech Business” means the business of investing in real estate service technology companies, including fundraising for, sourcing, monitoring and management of such investments; provided that for the avoidance of doubt, the “PropTech Business” shall exclude the Licensor Retained Business.

2. License Grant.

(a) License. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, solely during the Term (as set forth in Section 6), a royalty-free, fully paid-up, worldwide, non-sublicensable (except as expressly set forth in Section 2(b)), exclusive (even with respect to Licensor) license to use, reproduce and display the Licensed Marks in its PropTech Business, including the right to incorporate the Licensed Marks in Licensee’s corporate name and to use, reproduce and display its corporate name solely in connection with the PropTech Business; provided that the license and rights granted under this Agreement shall not include the right to use, reproduce or display any of the Licensed Marks, including as incorporated into Licensee’s corporate name, within the scope of the Licensor Retained Business. For the avoidance of doubt, the license granted under this Agreement is exclusive only within the scope of the PropTech Business and only during the Term, and nothing in this Agreement shall restrict Licensor’s rights, including the right to use, reproduce or display the Licensed Marks for any purpose, either outside of the PropTech Business or following the Term, including with respect to the Licensor Retained Business.

(b) Sublicensing. Subject to the terms and conditions set forth in this Agreement, Licensee may sublicense the rights granted to it under Section 2(a), solely within the scope of the license granted thereunder, to (i) any of its affiliates, provided that any sublicense granted to such an affiliate shall automatically and immediately terminate once such Person ceases to be an affiliate of Licensee, and (ii) third parties solely in connection with providing products or services to or on behalf of Licensee or its applicable affiliates in connection with the PropTech Business (each such affiliate or third party, a “Sublicensee”).

(c) Retention of Rights. As between the Parties, all right, title and interest in and to the Licensed Marks, other than the rights expressly granted to Licensee by this Agreement, are hereby reserved to Licensor. Any and all goodwill associated with Licensee’s or its Sublicensees’ use, reproduction or display of the Licensed Marks shall inure to the exclusive benefit of Licensor. Except as expressly set forth in this Agreement, Licensee shall not use, reproduce or display any of the Licensed Marks.

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

3. Quality Control; Obligations.

(a) Quality Standards; Restrictions. Licensee shall, and shall cause its Sublicensees to: (i) use, reproduce and display the Licensed Marks at all times in a manner that is consistent with the standards that Licensor maintains as of the date of this Agreement in connection with the Licensed Marks, and in compliance with reasonable quality standards and trademark use guidelines established by Licensor and provided to Licensee in writing from time to time; and (ii) not commit any act or omission in connection with the Licensed Marks, or the products, services and activities sold, provided or conducted, as applicable, in connection therewith, that Licensee knows, or reasonably should know, conflicts with any applicable laws or is likely to materially impair the value of any of any of the Licensed Marks.

(b) Audit Right and Obligation to Cure. Upon the reasonable request of Licensor, Licensee shall provide to Licensor, at Licensee’s expense, for quality audit purposes, representative samples of marketing materials used by or on behalf of Licensee or its Sublicensees and which use or display the Licensed Marks. Licensor agrees that it shall limit such requests for samples from Licensee to once per fiscal quarter, unless Licensor reasonably believes that Licensee is not complying with the terms of this Agreement or Licensor has identified a material breach of this Agreement during its immediately prior inspection of Licensee’s uses of the Licensed Marks. If Licensor reasonably determines that any such samples or other materials used or displayed by or on behalf of Licensee or any of its Sublicensees do not comply with the quality standards described in this Section 3, Licensee shall use its commercially reasonable efforts to promptly implement corrective measures to cure such non-compliance and provide Licensor with detailed information concerning its corrective measures, including any samples reasonably requested by Licensor in connection therewith.

(c) Corporate Name. If and to the extent Licensee continues to incorporate any of the Licensed Marks in any of its corporate names or trade names at the applicable time, Licensee shall use its commercially reasonable efforts to, at least six months prior to the expiration of the Term, or, as applicable, within 15 days following any earlier termination of this Agreement, Licensee shall make any and all filings necessary with any office, agency or other authority of any applicable jurisdiction as is necessary to remove such Licensed Marks therefrom.

4. Ownership, Maintenance and Enforcement of the Licensed Marks.

(a) Ownership. Licensee agrees that, as between Licensor and Licensee and each of their respective affiliates, Licensor is and will remain the sole and exclusive owner of all right, title and interest in and to the Licensed Marks (including any and all goodwill symbolized thereby). If any rights in the Licensed Marks are deemed to accrue to Licensee for any reason other than by express written agreement between the Parties, Licensee hereby assigns, and agrees to assign, such rights to Licensor.

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

(b) Prosecution and Maintenance.

(i) Licensor has and shall retain the sole right, but not the obligation, to apply for, maintain and prosecute the Licensed Marks in the United States Patent and Trademark Office, or any other federal, state or local agency or foreign equivalent, and to prosecute any such application and to maintain and renew any registration that issues from any such application. At Licensor’s request, and at Licensor’s sole cost and expense, Licensee shall execute any documents that Licensor reasonably requests to confirm Licensor’s ownership of its rights in and to the Licensed Marks. Licensee shall reasonably cooperate with Licensor’s reasonable requests in connection with the filing, maintenance, renewal and protection of all applications and registrations for the Licensed Marks, at Licensor’s sole cost and expense.

(ii) Except as expressly set forth in this Agreement, Licensee shall not, and shall cause its Sublicensees not to apply for, register, or seek to enforce any trademark or service mark that incorporates or is confusingly similar to any of the Licensed Marks.

(c) Infringement and Enforcement. Licensee agrees to notify Licensor in writing promptly after it becomes aware of any actual or threatened unauthorized use, reproduction or display of the Licensed Marks. Licensor shall have the sole right, but not the obligation, to assert or file any Action in a connection with such use (an “Infringement Action”). Upon Licensor’s request, Licensee shall reasonably cooperate with Licensor, at Licensor’s cost, in any such Infringement Action. Licensor shall be entitled to any and all proceeds and damages arising from any such Infringement Action.

5. Limitation of Liability.

THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES OR LOST PROFITS IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

6. Term and Termination.

(a) Term. Except as otherwise agreed between the Parties, the term of this Agreement (the “Term”) shall begin on the Effective Date and expire on the earlier of (i) the date that is three years after the Effective Date, and (ii) the date of termination described in Section 6(b).

(b) Termination. Licensor may terminate this Agreement if Licensee commits a material breach of this Agreement that remains uncured for a period of 90 days following Licensee’s receipt of written notice from Licensor of such material breach; provided that, without limiting any other remedy available under this Agreement (including as set forth in Section 7(o)), if Licensee reasonably disputes whether such breach has occurred or remains uncured, this Agreement shall continue in effect until a court of competent jurisdiction (selected in accordance with Section 7(n)) determines that such material breach has occurred and remained uncured for a continuous period of 90 days or more, after which the license granted under Section 2 shall terminate 30 days following receipt of such determination.

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

(c) Effect of Termination; Survival. Sections 2(c), 3(c), 5, 6 and 7 of this Agreement shall survive expiration or termination of this Agreement. All other terms of this Agreement, including the license granted under Section 2(a), shall terminate upon expiration of the Term or earlier termination of this Agreement in accordance with Section 6(b). For the avoidance of doubt, nothing in this Agreement, including the expiration or termination hereof, shall prohibit Licensee’s continued use of Licensed Marks for its internal, archival purposes, or for any other use that would not, in the absence of a license, constitute trademark infringement.

7. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be emailed, hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To Licensor:

New Valley LLC

c/o Vector Group Ltd.

4400 Biscayne Boulevard

Miami, Florida 33137

Attention: Marc N. Bell

Senior Vice President, Secretary and Associate General Counsel

To Licensee:

New Valley Ventures LLC

c/o Douglas Elliman Inc.,

4400 Biscayne Boulevard

Miami, Florida 33137

Attention: James B. Kirkland

Senior Vice President, Treasurer and Chief Financial Officer

(b) Complete Agreement; Construction. This Agreement, including the Schedule hereto, together with the Distribution Agreement and Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency regarding any Licensed Marks between this Agreement, the Distribution Agreement, any Ancillary Agreement, or any other agreement in existence as of the Effective Date, the terms of this Agreement shall prevail. The rights and remedies of the Parties herein provided shall be cumulative and in addition to any other or further remedies provided by law or equity.

(c) Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Distribution Agreement or the other Ancillary Agreements.

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

(d) Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party. This Agreement may be executed and delivered by electronic means, including “.pdf” or “.tiff” files, and any electronic signature shall constitute an original for all purposes.

(e) Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.

(f) Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each of the Parties.

(g) Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets; provided, however, that the surviving entity of such merger or the transferee of such Assets shall agree in writing, reasonably satisfactory to the other Party, to be bound by the terms of this Agreement as if named as a “Party” hereto.

(h) Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

(i) No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement or any Ancillary Agreement.

(j) Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

(k) References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Sections and Schedules shall be deemed references to Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

(l) Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(m) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.

(n) Consent to Jurisdiction. Each Party irrevocably submits to the jurisdiction of the courts of the State of New York located in the City and County of New York, Borough of Manhattan (and if the courts of the State of New York shall be unavailable, any New York State court or federal court sitting in the City and County of New York, Borough of Manhattan) (the “New York Courts”), for the purposes of any suit, Action or other proceeding to compel arbitration or for provisional relief in aid of arbitration or to prevent irreparable harm, and to the non-exclusive jurisdiction of the New York Courts for the enforcement of any award issued thereunder. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any Action, suit or proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(o) Specific Performance. The Parties agree that the Licensed Marks are valuable to Licensor, and irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(p) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

(q) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(r) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(s) No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

[Signature Page Follows]

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.

NEW VALLEY LLC

By:

Name:
Title:

NEW VALLEY VENTURES LLC

By:

Name:
Title:

[Signature Page to Trademark License Agreement]

** CONFIDENTIAL TREATMENT REQUESTED BY DOUGLAS ELLIMAN INC.

PURSUANT TO CFR SECTION 200.83 **

Schedule A

All of Licensor’s rights under the “New Valley” or “NewValley” marks arising anywhere in the world, whether under federal, state, common law or otherwise, including the following registered trademarks:

Trademark	Jurisdiction	Registration Number	Registration Date
NEW VALLEY	U.S.	4979694	6/14/2016
	U.S.	4979695	6/14/2016

A-1